Exhibit 10.2

FIRST AMENDMENT
TO
BACKSTOP AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of April 11, 2023, to Backstop Agreement (as defined below) is made by and between Digital Health Acquisition Corp. (the “Company”) and Digital Health Sponsor LLC (“Sponsor”). All terms used but not defined herein shall have the meanings assigned to them in the Backstop Agreement.

WHEREAS, the Company and Sponsor entered into a Backstop Agreement dated as of January 18, 2023 (the “Backstop Agreement”); and

WHEREAS, the Company and Sponsor desire to amend the Backstop Agreement to increase the amount of the Additional PIPE Offering from up to an additional $2,000,000 to up to an additional $7,000,000.

NOW THEREFORE, IT IS AGREED:

1.	The fourth recital of the Backstop Agreement and the definitions contained therein are hereby amended and restated as follows (bolded text included for reference purposes only to indicate text being amended):

“WHEREAS, on or prior to the closing of the Business Combination, the Company intends to offer the PIPE Investors the right to purchase up to an additional $7,000,000 of shares of Series A Preferred Stock (the “Additional PIPE Shares”) on the same terms and conditions as provided in the PIPE SPA in accordance with and pursuant to Section 4(o) of the PIPE SPA (the “Additional PIPE Offering”);”

2.	The following shall be added to the end of Section 2:

“Sponsor may assign all or a portion of its rights and obligations to purchase the Remaining Shares hereunder to any designee of Sponsor. In the event that Sponsor and/or its designees purchases any or all of the Remaining Shares in the Additional PIPE Offering, Sponsor and/or its designees will agree to enter into a lock up agreement in the form attached hereto (the “Sponsor Lock-Up Agreements”) as Exhibit A providing that Sponsor and/or its designees will not sell or transfer such Remaining Shares until such date that the PIPE Investors no longer hold any shares of Series A Preferred Stock of the Company.”

3.	Upon the execution and delivery by the Company and Sponsor of this Amendment, this Amendment shall be effective as of March 31, 2023.

4.	All other provisions of the Backstop Agreement shall remain unaffected by the terms hereof.

5.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

6.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Backstop Agreement as of the date first written above.

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name:	Scott Wolf
Title:	Chief Executive Officer

DIGITAL HEALTH SPONSOR LLC

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	Manager

EXHIBIT A

FORM OF SPONSOR LOCK-UP AGREEMENT

DIGITAL HEALTH ACQUISITION CORP.

______, 2023

[Transfer Agent]
[Address]
Attention:

Re: VSee Health, Inc. (f/k/a Digital Health Acquisition Corp.) - Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with (a) that certain Amended and Restated Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 6, 2022 by and among VSee Health Inc. (f/k/a Digital Health Acquisition Corp.), a Delaware corporation with offices located at 980 N. Federal Hwy #304, Boca Raton, FL 33432 (the “Company”), VSee Lab, Inc., a Delaware corporation with offices located at 3188 Kimlee Drive, Suite 100, San Jose, CA, 95132, iDoc Virtual Telehealth Solutions, Inc., a Texas corporation, and the investors party thereto (the “Buyers”), as amended by that certain Amendment No. 1, dated April _, 2023, with respect to the issuance of (i) shares (the “PIPE Shares”) of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”), pursuant to which shares (the “PIPE Conversion Shares”) of the Company's common stock, $0.0001 par value per share (the “Common Stock”), may be issued upon conversion thereof, and (ii) warrants to purchase Common Stock (the “PIPE Warrants” and together with the PIPE Shares and the PIPE Conversion Shares, the “PIPE Securities”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that during the period commencing on the date hereof and ending on such date that the Buyers no longer hold any shares of Series A Preferred Stock (provided that such period shall be extended by the number of Trading Days during such period and any extension thereof contemplated by this proviso on which the Registration Statement is not effective or any prospectus contained therein is not available for use)(the “Lock-Up Period”), the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any PIPE Securities, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any PIPE Securities owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned's PIPE Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned's PIPE Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any PIPE Securities or (4) publicly disclose the intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's PIPE Securities even if the Undersigned's PIPE Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's PIPE Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's PIPE Securities.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s PIPE Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; or (iii) to a third party to the extent such transfer is required pursuant to an existing court order. The undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s PIPE Securities, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent (the “Transfer Agent”) and registrar against the transfer of the Undersigned's PIPE Securities except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned's obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person other than Continental Stock Transfer & Trust Company.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

[SPONSOR OR DESIGNEE]

By:
Name:
Title:
Address:

Agreed to and Acknowledged:

VSEE HEALTH, INC. (F/K/A DIGITAL HEALTH ACQUISITION CORP.)

By:
Name:
	Title:	Chief Financial Officer